EXHIBIT 10.1
RETAINER AGREEMENT
THIS RETAINER AGREEMENT (this “Agreement”) is entered into as of the 30th day of June, 2011, by and between Unum Group, a Delaware corporation having its principal executive offices in Chattanooga, Tennessee (the “Company”), and Jon S. Fossel (the “Consultant”).
WITNESSETH:
WHEREAS, the Consultant has served as a member of the Board of Directors of the Company (the “Board of Directors”) since May 2002 and as Chairman since October 2006;
WHEREAS, the Consultant has informed the Company of his decision to retire from further service as Chairman and as a director of the Company effective September 30, 2011;
WHEREAS, the Company desires to continue to receive the benefit of the Consultant's valuable knowledge, experience and advice by retaining the Consultant to serve as a consultant to the Company following his retirement;
WHEREAS, the Consultant desires to accept such position, upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:
1.Retirement. Effective September 30, 2011, the Consultant retires from further service as a director of the Company, including as the Chairman of the Board of Directors. No further action is required to give effect to this resignation. The Consultant will be paid his regular fees or other compensation for his service on the Board of Directors through September 30, 2011.

2.Consulting Period. The Consultant shall render consulting services to the Company and to the Board of Directors, on the terms and conditions set forth in this Agreement, for the period beginning on October 1, 2011 and ending on September 30, 2014, unless this Agreement shall be earlier terminated in accordance with Section 9 hereof (the “Consulting Period”).

3.Consulting Services. During the Consulting Period, the Consultant shall make himself available to provide consulting services to the Company commensurate with his former status and experience as the Chairman of the Board of Directors with respect to such matters as may be reasonably requested from time to time by the Company or the Board of Directors, in no event shall the Consultant be required to provide consulting services for more than 20 hours in any month during the Consulting Period. Such consulting services shall be performed at such place or places as shall be mutually agreed upon by the Consultant and the Company.

4.Consideration. In consideration of the consulting services to be provided by the Consultant pursuant to Section 3 and in consideration for the covenants of the Consultant set forth herein, during the Consulting Period, the Company agrees to pay to the Consultant, and the Consultant agrees to accept as full compensation a total of $600,000 payable over the term of this Agreement on the first business day of the indicated month as follows: $125,000 October 2011; $125,000 April 2012; $100,000 October 2012; $100,000 April 2013; $75,000 October 2013; and $75,000 April 2014 (the “Consulting Fee”).

5.Expenses. The Company shall reimburse the Consultant pursuant to the Company's reimbursement policies for any reasonable business expenses incurred by the Consultant in connection with the performance of the consulting services described in Section 3, provided that such expenses have been approved in advance by the Company.

6.Sole Consideration. Except as specifically provided herein, the Consultant shall be entitled to no compensation or benefits with respect to the consulting services from the Company.

7.Interests of the Company and Confidential Information. The Consultant covenants to continue to act in the best interests of the Company and in accordance with the Company's Code of Conduct through September 30, 2014. In addition, the Consultant further covenants that he shall not, without the prior written consent of the Company, use for his own benefit or the benefit of any other person or entity other than the Company and its affiliates or disclose to any person, other than a director or employee of the Company to whom disclosure is necessary to the performance by the Consultant of his duties as a consultant hereunder, any confidential, proprietary, secret, or privileged information about the Company or its affiliates or their businesses, affairs or operations (the “Confidential Information”). The Consultant shall have no power or authority to contract in the name of or bind the Company or its affiliates, to speak on behalf of the Company or to engage in any negotiations or discussions on its behalf. The provisions of this Section 7 shall survive and continue in full force and effect in accordance with its terms until September 30, 2016, without limitation as to geographic application, notwithstanding any termination of the Consulting Period or this Agreement.

8.Status as an Independent Contractor. The Company and the Consultant acknowledge and agree that the Company shall not exercise general supervision or control over the time, place or manner in which the Consultant provides consulting services hereunder, and that in performing consulting services pursuant to this Agreement the Consultant shall be acting and shall act at all times as an independent contractor only and not as an employee, agent, partner or joint venturer of or with the Company or any entity for which the Company provides services.

9.Termination of Agreement.
(a)Time of Termination. This Agreement shall terminate upon the first to occur of:
(1)September 30, 2014.
(2)The date specified by the Consultant in a notice of termination delivered to the Company.
(3)The date specified by the Company in a notice of termination for Cause delivered to the Consultant. For purposes of this Agreement, “Cause” shall mean: (i) the continued failure of the Consultant to be available to perform substantially the Consultant's duties hereunder; (ii) the willful engaging by the Consultant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any of its affiliates; (iii) the Consultant's conviction of a felony or a guilty or nolo contendere plea by the Consultant with respect thereto; or (iv) the breach by the Consultant of any provision of this Agreement.
(4)The death or disability of the Consultant such that the Consultant could not reasonably be expected to perform his duties for a period exceeding 90 days.
(b)Payments Upon Early Termination. Upon termination of this Agreement prior to September 30, 2014 as a result of any event described in clauses (2) through (4) of Section 9(a) above, no further payments hereunder shall be made for any period subsequent to the effective date of the termination (it being agreed that the Consulting Fee for any partial month of service shall be prorated based on the portion of the month that preceded the effective date of the termination and payable on the next scheduled payment date set forth in Section 4 had this Agreement not been terminated).

10.Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:
At the most recent address on file with the Company;
If to the Company:
Unum Group
1 Fountain Square
Chattanooga, Tennessee 37402
Attention: General Counsel;
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
11.Miscellaneous. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by the parties, written or oral, which may have related in any manner to the subject matter hereof. This Agreement will be binding upon, inure to the benefit of and be enforceable by, as applicable, the Company and the Consultant and their respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees and legatees. The parties and their respective representatives shall deal with each other in accordance with the Company's Code of Conduct. This Agreement is personal in nature and the Consultant shall not, without the written consent of the Company, assign, transfer or delegate this Agreement or any rights or obligations hereunder. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to such state's laws and principles regarding the conflict of laws. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing and such writing is signed by the Consultant and the Company. The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Each party hereto shall execute such additional documents, and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.

12.Taxes. The Consultant acknowledges that he is solely responsible for the payment of all Federal, state, local and foreign taxes that are imposed by applicable laws and regulations with respect to any Consulting Fee payable or benefits provided to the Consultant hereunder in his capacity as a consultant. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), all reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code to the extent that such reimbursements or in-kind benefits are subject to Section 409A of the Code, including, where applicable, the requirements that (a) any reimbursement is for expenses incurred during Consultant's lifetime (or during a shorter period of time specified in this Agreement), (b) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (c) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (d) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.
UNUM GROUP
By:    /s/ Liston Bishop III
Name:    Liston Bishop III
Title:    EVP & General Counsel

CONSULTANT
/s/ Jon S. Fossel
Jon S. Fossel